UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2023

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)
714-599-5000
(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, El Pollo Loco Holdings, Inc. (the “Company”) announced that Laurance Roberts, the Company’s Chief Executive Officer and President, is leaving his position as Chief Executive Officer and President and as a member of the Board of Directors of the Company (the “Board”), effective as of the close of business on November 3, 2023 (the “Separation Date”). In connection with Mr. Roberts’ departure, the Board has appointed Maria Hollandsworth as interim Chief Executive Officer and President of the Company (“Interim CEO”), effective as of November 4, 2023. Ms. Hollandsworth currently serves as Chief Operating Officer of the Company and will continue in that role during her tenure as Interim CEO and President. Biographical information regarding Ms. Hollandsworth is contained in and incorporated herein by reference from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2023.

In connection with Ms. Hollandsworth’s appointment as Interim CEO and President, the Company entered into an employment agreement with Ms. Hollandsworth (the “Employment Agreement”) pursuant to which Ms. Hollandsworth will be promoted to EVP, Chief Operating Officer and her base salary will increase to $400,000 and her target annual bonus will be increased from 50% to 75% of her annual base salary as COO. Moreover, during Ms. Hollandsworth’s tenure as Interim CEO and President, her target annual bonus will be increased from 75% to 100% of her base salary. Ms. Hollandsworth will also receive a retention bonus of $75,000 on December 1, 2023, and a retention bonus of $75,000 on May 1, 2024 (subject to continued employment with the Company). In addition, she will be entitled to receive a grant of restricted stock units with a grant date value of $200,000 which will cliff-vest on the one-year anniversary of the Employment Agreement (subject to continued employment with the Company) or earlier in the event of termination of her employment with the Company without cause or for good reason (as such terms are defined in the Employment Agreement, or in the event the Employment Agreement (for either position) is not renewed by the Company (a “Qualifying Termination”)). In the event Ms. Hollandsworth’s employment is terminated as a result of a Qualifying Termination, she will be entitled to receive continued payment of her base salary for one year, a pro-rata portion of any annual bonus earned for the year of termination based on performance and full accelerated vesting of the Interim CEO equity grant described above. The Employment Agreement also contains several restrictive covenants in favor of the Company.

There are no arrangements or understandings between Ms. Hollandsworth and any other persons pursuant to which she was selected as the Interim CEO. There are also no family relationships between Ms. Hollandsworth and any director or executive officer of the Company, and Ms. Hollandsworth has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to Mr. Roberts’ existing employment agreement, dated March 9, 2022, Mr. Roberts will receive continued payment of his base salary of $700,000 for one year and a pro-rata portion of any annual bonus earned for the year of termination based on performance.

To help facilitate the transition from Mr. Roberts to Ms. Hollandsworth, the Company has retained Mr. Roberts as a consultant from November 4, 2023 through December 28, 2023 pursuant to a Release and Consulting Agreement, dated November 1, 2023, between the Company and Mr. Roberts (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Roberts will receive a gross payment of $53,846, and the Company is extending the exercise period for all stock options vested as of the Separation Date (“Vested Options”) such that the Vested Options will remain exercisable until the earliest of (1) the three-year anniversary of the Separation Date, (2) the normal expiration date of the applicable Vested Options, and (3) the date of any termination of the Vested Options as a result of any corporate transaction provided for under the equity plan under which the Vested Options were awarded. Mr. Roberts will also be entitled to reimbursement of his premiums charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (commonly known as COBRA) through April 30, 2024.

In connection with the transition, on November 2, 2023, the Company entered into a Retention Award Agreement (the “Retention Award Agreement”) with Ira Fils, the Chief Financial Officer. Under the Retention Award Agreement, Mr. Fils will receive (1) a grant of restricted stock units with a grant date value of $155,000 and (2) stock options with a grant date value of $155,000, both of which will cliff-vest on the one-year anniversary of the grant (subject to continued employment with the Company) or earlier in the event of termination of his employment with the Company without cause (as defined in his employment agreement).

The foregoing summaries of the Employment Agreement, the Consulting Agreement and the Retention Award Agreement do not purport to be complete and are qualified in their entirety by the Employment Agreement, the Consulting Agreement and the Retention Award Agreement attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 2, 2023, the Company issued a press release entitled “El Pollo Loco, Inc. Announces Leadership Transition Plan,” a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated November 1, 2023, between the Company and Maria Hollandsworth
10.2	Release and Consulting Agreement, dated November 1, 2023, between the Company and Laurance Roberts
10.3	Retention Award Agreement, dated November 2, 2023, between the Company and Ira Fils
99.1	Press Release, dated November 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
Date: November 2, 2023	By:	/s/ Anne Jollay
		Name:	Anne Jollay
		Title:	Corporate Secretary

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